November 17, 2006

U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re: Houston American Energy Corp

Gentlemen:

We have read Item 4.02 "Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review" contained in Houston American Energy Corp's Form 8-K/A dated February 3, 2006, and are in agreement with the statements contained therein as they relate to our firm.


Very truly yours,

/s/

Thomas Leger & Co., L.L.P.
Houston, Texas